Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: November 17, 2005

Issuer Name and Ticker Symbol: Document Sciences Corporation (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Sciences Corporation.

ZEFF HOLDING COMPANY, LLC                 ZEFF CAPITAL PARTNERS I, L.P

                                          By: Zeff Holding Company, LLC, as
                                              general partner


By: /s/ Daniel Zeff                           By: /s/ Daniel Zeff
    ------------------------                      ------------------------------
Name: Daniel Zeff                                 Name: Daniel Zeff
Title: Manager                                    Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    ------------------------
    Name:  Dion R. Friedland
    Title:  Director